EXHIBIT 10.9

PRODUCERS CONTRACT

This contract dated the 3rd day of September, 1999 is between Beverly Fortin (hereinafter referred to as ARTIST) and producer PLATINUM AND GOLD RECORDING & PUBLISHING CORP. (hereinafter referred to as PRODUCER). The term of this agreement shall commence as of the date hereof and shall continue until the completion of PRODUCERS services.

PRODUCER agrees to record a single compact disc and cassette with ARTIST (music to be determined) to be sold through a TV 800 number on Cable and Satellite TV. All recording will be done at New River Recording Studio located in Ft. Lauderdale, FL.

All  musicians  for  the  purpose  of   performing   soundtracks   will  be  the
responsibility of the PRODUCER.

All masters produced hereunder, from the inception of the recording hereof, all reproductions made therefrom, together with the performances embodied therein and all copyrights therein and thereto and all renewals and extensions thereof, shall be entirely the property of producer, free of any claims whatsoever by ARTIST.

All expenses for production of infomcial for 1-800 numbers on TV will be sole responsibility pf PRODUCER.

In addition it is the intent of PRODUCER to act as an agent/manager to secure a major record company contract for ARTIST (determined by sales produced with TV infomercials).

ARTIST shall receive a total of $.012 royalty fee for every CD or cassette sold through 1-800 numbers.

If PRODUCER is successful in completing a contract with a major record company for ARTIST, PRODUCER shall receive 35% of entire recording contract upon execution of said contract.

PRODUCER  hereby  warrants,   represents,  and  agrees  that  she  is  under  no
disability, restriction or other incumbency to her right to execute and perform the services described in this Contract.

PRODUCER shall have the right at our election to assign any of our rights hereunder in whole or part to any subsidiary, affiliated or related company, or to any person, firm or corporation acquiring rights in the Masters produced hereunder.

This contract sets forth the entire understanding of the parties hereto relating to the subject matter hereof. No amendment or modification of this contract shall be binding unless confirmed in writing by both parties. Nothing herein contained shall constitute a partnership or joint venture between you and us.

This contract has been entered into in the state of Florida, and its validity, construction, interpretation, and legal effect shall be governed by the laws of the state of Florida. If the foregoing correctly reflects your understanding and agreement with us, please indicate by signing below.


 /s/ Louise A. Cavell for Platinum & Gold Recording & Publishing Corp.
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PRODUCER

Agreed and Accepted:

 /s/ Beverly Fortin
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ARTIST